UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/14/2012

Teavana Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35248

Delaware	20-1946316
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3630 Peachtree Road NE, Suite 1480

Atlanta, GA 30326

(Address of principal executive offices, including zip code)

(404) 995-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 14, 2012, Teavana Holdings, Inc. (“Teavana”), Starbucks Corporation (“Starbucks”) and Taj Acquisition Corp., a wholly-owned subsidiary of Starbucks (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Teavana, with Teavana continuing as the surviving corporation and a wholly-owned subsidiary of Starbucks (the “Merger”).

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each outstanding share of Teavana common stock, other than shares owned by Teavana, Starbucks or Merger Sub (which will be cancelled) and shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law, will automatically be converted into the right to receive $15.50 in cash, without interest. Each company option outstanding immediately prior to the Merger, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of common stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option.

The consummation of the Merger is subject to customary closing conditions, including (i) receiving the required approval of Teavana’s stockholders, which approval was effected after execution of the Merger Agreement, by written consent of the Principal Stockholders (defined below) (the “Written Consent”), (ii) 20 days having elapsed since the mailing to Teavana’s stockholders of a definitive information statement with respect to adoption of the Merger Agreement, and (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains certain customary covenants, including covenants providing (i) for each of the parties to use commercially reasonable efforts to cause the transaction to be consummated and (ii) for Teavana to carry on its business in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger.

The Principal Stockholders, as well as certain executives of Teavana, have agreed with Starbucks to place $10 million of proceeds from the sale of their shares pursuant to the Merger into escrow to cover certain potential costs of Teavana arising in connection with the closing of the Merger. Public stockholders are not subject to the escrow arrangement and accordingly will not have their proceeds reduced thereby.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Teavana, Starbucks or any of their respective subsidiaries or affiliates. The representations and warranties of Teavana contained in the Merger Agreement have been made solely for the benefit of Starbucks and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Teavana or Starbucks or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Teavana’s public disclosures.

Item 5.07. Submission of Matters to a Vote of Securityholders.

On November 14, 2012, Andrew T. Mack, SKM Equity Fund III, L.P., SKM Investment Fund and Jurgen W. Link, the holders of 28,749,196 shares of Teavana’s common stock (collectively, the “Principal Stockholders”), which constitute approximately 74% of the voting power of the outstanding shares of Teavana’s common stock, executed a Written Consent approving and adopting the Merger Agreement. No further approval of the stockholders of Teavana is required to adopt the Merger Agreement.

The foregoing description of the Written Consent does not purport to be a complete description and is qualified in its entirety by reference to the Written Consent, which is attached to the Merger Agreement as Exhibit B, and is incorporated herein by reference.

On November 14, 2012, Teavana issued a press release announcing that it had entered into the Merger Agreement. A copy of Teavana’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the Merger as set forth in the Merger Agreement, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the outcome of any legal proceedings that may be instituted against Teavana and others related to the transaction; the ability to retain certain key employees of Teavana; and the risks identified and discussed under the caption “Risk Factors” in Teavana’s Annual Report on Form 10-K for the fiscal year ended January 29, 2012, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2012 and the other documents Teavana files with the SEC from time to time. There will be events in the future, however, that Teavana is not able to predict accurately or control. Teavana’s actual results may differ materially from the expectations that Teavana describes in its forward-looking statements. Factors or events that could cause Teavana’s actual results to materially differ may emerge from time to time, and it is not possible for Teavana to accurately predict all of them. Any forward-looking statement made by Teavana in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which Teavana makes it. Teavana undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving Teavana and Starbucks. Teavana will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Merger. When completed, a definitive information statement will be mailed to Teavana’s stockholders. Investors are urged to carefully read the information statement regarding the proposed Merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from Teavana by directing a request by mail or telephone to Teavana at 3630 Peachtree Rd. NE, Suite 1480, Atlanta, Georgia 30326, telephone (404) 995-8200, Attention: General Counsel.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of November 14, 2012, by and among Teavana Holdings, Inc., Starbucks Corporation and Taj Acquisition Corp.

99.1	Press Release, dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teavana Holdings, Inc.

Date: November 15, 2012	By:	/s/ David V. Christopherson

David V. Christopherson
Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

EX-2.1	Agreement and Plan of Merger, dated as of November 14, 2012, by and among Teavana Holdings, Inc., Starbucks Corporation and Taj Acquisition Corp.

EX-99.1	Press Release, dated November 14, 2012